Exhibit 10.1

FOREBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”), dated June 16, 2026 (the “Effective Date”), is entered into by and between Algorhythm Holdings, Inc., a Delaware corporation (the “Company”), and SemiCab, Inc., a Delaware corporation (“Noteholder”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Promissory Note (as defined below).

WITNESSETH:

WHEREAS, the Company and Noteholder are parties to that certain promissory note, dated May 2, 2025, in the principal amount of $1,750,000 (the “Promissory Note”); and

WHEREAS, under the terms of the Promissory Note, the Company was required to pay the Initial Payment Amount to Noteholder on May 2, 2026; and

WHEREAS, the Company failed to pay the Initial Payment Amount to Noteholder on May 2, 2026; and

WHEREAS, the Company and Noteholder wish to enter into this Agreement to waive any default or Event of Default that was or will be caused as a result of the Company’s failure to pay the Initial Payment Amount to Noteholder on May 2, 2026.

NOW, THEREFORE, in consideration of the promises and conditions set forth herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Noteholder agree as follows:

1. Noteholder hereby irrevocably waives any default or Event of Default that was or will be caused under the Promissory Note as a result of the Borrower’s failure to pay the Initial Payment Amount to Noteholder on May 2, 2026. Lender will forbear from taking action with respect to any defaults or Events of Defaults arising after the Effective Date with respect to Borrower’s failure to make such payment that occur at any time on or prior to July 16, 2026. Except as expressly provided herein, the Promissory Note shall remain in full force and effect.

2. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement may be executed in two or more counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

ALGORHYTHM HOLDINGS		SEMICAB, INC.

By:	/s/ Gary Atkinson	By:	/s/ Ajesh Kapoor
Name:	Gary Atkinson	Name:	Ajesh Kapoor
Title:	Chief Executive Officer	Title:	Chief Executive Officer